EXHIBIT 10.02

                             ROPER INDUSTRIES, INC.
                1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                                   1. PURPOSE

The purpose of the Roper Industries, Inc. 1993 Stock Option Plan for Nonemployee Directors (the "Plan") is to promote the interests of Roper Industries, Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

                          2. SHARES SUBJECT TO THE PLAN

      The shares of common stock (the "Common Stock") of the Company for which options under the Plan may be granted (the "Shares") shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may become available for the grant of other options under the Plan. No shares delivered to the Company in full or partial payment of an option price payable pursuant to Paragraph 6.3 shall become available for the grant of other options under the Plan.

                          3. ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

                          4. PARTICIPATION IN THE PLAN

      Each member of the Company's Board of Directors (a "Director") who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.


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                          5. NONSTATUTORY STOCK OPTIONS

      All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

                                 6. OPTION TERMS

      Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

6.1 Option Agreements

      Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company and by the Eligible Director to whom such option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using either manual or facsimile signature. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

6.2 Option Share Authority, Grant Size and Grant Dates

      Options for a total number of Shares (as adjusted pursuant to Article 7) approved for listing on the New York Stock Exchange prior to January 1, 2001 (460,000) may be granted under the Plan. Following his or her initial appointment or election as a Director, each Eligible Director shall receive annually a grant (a "Grant") of options to purchase 4,000 Shares (subject to adjustment pursuant to Article 7). A Grant for any year shall be made following the Annual Meeting of Shareholders (as described in the Company's By-Laws) held in that year, provided that such Eligible Director is serving as a Director at the time of such Annual Meeting of Shareholders. Such Grants to an Eligible Director first elected at an Annual Meeting of Shareholders will commence therewith.

6.3 Option Exercise Price

      The option exercise price per share for an Initial or Annual Grant shall be the average of the Fair Market Values (as hereinafter defined) for the fifth through the ninth business days (days on which the NASDAQ National Market System, or such other exchange on which the Shares shall be traded, is open for trading) following the date of grant. For purposes of the Plan, "Fair Market Value" equals the mean of the high and low per share trading prices for the Common Stock as reported in THE WALL STREET JOURNAL.


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6.4 Vesting; Exercise

      An option shall vest and become nonforfeitable on the day of the Annual Meeting of Shareholders following the fiscal year in which the option was granted, if the optionee has continued to serve as a Director until that meeting. An option shall thereafter become exercisable, subject to Section 6.7, according to the following schedule.

Portion of Option Grant                                     Day on Which
that Becomes Exercisable                            Portion Becomes Exercisable
------------------------                            ---------------------------
20%                                    Date of the first Annual Meeting after the option grant
additional 20%                         Date of the second Annual Meeting after the option grant
additional 20%                         Date of the third Annual Meeting after the option grant
additional 20%                         Date of the fourth Annual Meeting after the option grant
final 20%                              Date of the fifth Annual Meeting after the option grant

6.5 Time and Manner of Option Exercise

      Any vested and exercisable option is exercisable in whole or in part at any time or from time to time during the option period by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is being exercised and accompanied by payment in full of the option exercise price for the number of Shares to be purchased. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the stock option as to such number of Shares. No option may at any time be exercised with respect to a fractional share.

6.6 Payment of Exercise Price

      Payment of the option exercise price may be in cash or by bank-certified, cashier's, or personal check or, to the extent permitted by the Committee, payment may be in whole or part by:

            a. transfer to the Company of shares of Common Stock having a Fair Market Value equal to the option exercise price at the time of such exercise, or

            b. delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a Fair Market Value equal to the option exercise price at the time of such exercise.

      If the Fair Market Value of the number of whole shares of Common Stock transferred or the number of whole option Shares surrendered is less than the total exercise price of the option, the shortfall must be made up in cash.

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6.7 Term of Options

Each option shall expire ten years from its date of grant, but shall be subject to earlier termination as follows:

            a. In the event of the termination of an optionee's service as a Director, other than by reason of retirement, total and permanent disability or death, the then-outstanding options of such optionee shall automatically expire on the effective date of such termination. For purposes of the Plan, the term "by reason of retirement" means (i) mandatory retirement pursuant to Board policy or (ii) termination of service voluntarily at a time when the optionee would be entitled to a retirement benefit under the Company's "Retirement Savings Plan", as then in effect, if the Eligible Director were an employee of the Company.

            b. In the event of the termination of an optionee's service as a Director by reason of retirement or total and permanent disability, the then-outstanding options of such optionee that have vested pursuant to
      Section 6.4 shall become exercisable, to the full extent of the number of Shares remaining covered by such options, regardless of whether such options were previously exercisable, and each such option shall expire four years after the date of such termination or on the stated grant expiration date, whichever is earlier.

            c. In the event of the death of an optionee while the optionee is a Director, the then outstanding options of such optionee that have vested pursuant to Section 6.4 shall become exercisable, to the full extent of the number of Shares remaining covered by such options, regardless of whether such options were previously exercisable, and each such option shall expire four years after the date of death of such optionee or on the stated expiration date, whichever is earlier.

      Exercise of a deceased optionees' options that are still exercisable shall be by the estate of such optionee or by a person or persons whom the optionee has designated in writing filed with the Company, or. if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

6.8 Transferability

      The right of an optionee to exercise an option granted under the Plan shall, during the lifetime of such optionee, be exercisable only by such optionee or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or a QDRO.

6.9. Limitation of Rights

      6.9.1 Limitation as to Shares. Neither the recipient of an option under the Plan nor an optionee's successor or successors in interest shall have any rights as a shareholder of the Company with respect to any Shares subject to an option granted to such person until the date of issuance of a stock certificate for such Shares.


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      6.9.2 Limitation as to Directorship. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

6.10 Regulatory Approval and Compliance

The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

                             7. CAPITAL ADJUSTMENTS

      The number and class of Shares with respect to which an option may be granted to an Eligible Director under the Plan as provided in Article 6, the number and class of Shares subject to each outstanding option, and the exercise price per Share specified in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, or other increase or decrease in the number of such shares effected without receipt of consideration by the Company.


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                             8. EXPENSES OF THE PLAN

All costs and expenses of the adoption and administration of the Plan shall be dome by the Company, and none of such expenses shall be charged to any optionee.

                   9. EFFECTIVE DATE AND DURATION OF THE PLAN

      The Plan shall be effective immediately following approval by the Company's shareholders. The Plan shall continue in effect until it is terminated by action of the Board of Directors or the Company's shareholders, but such termination shall not affect the terms of any then-outstanding options.

                    10. TERMINATION AND AMENDMENT OF THE PLAN

      The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that, if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the Initial and Annual Grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would:

      a. materially increase the number of Shares that may be issued under the Plan,

      b. materially modify the requirements as to eligibility for participation in the Plan, or,

      c. otherwise materially increase the benefits accruing to participants under the Plan shall be made without the approval of the Company's shareholders.